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EXHIBIT 10.2

                        CONSULTING AGREEMENT

     THIS AGREEMENT made this 11th day of January, 2001.


     BETWEEN:

          ENVIRONMENTAL SOLUTIONS WORLDWIDE INC., a corporation incorporated under the laws of the State of Florida and having an office at Unit #3, 250 Shields Court, Markham, Ontario L3R 9W7

          (hereinafter referred to as "ESWW")

                                                 OF THE FIRST PART,

                             -- and --

          ROBERT MARINO, of 6130 Stoney Hill Road, New Hope,
          Pennsylvania, 18938

          (hereinafter referred to as "Marino")

                                                OF THE SECOND PART.



     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:


                 ARTICLE ONE -- CONSULTING SERVICES


1.1 Retainer. ESWW hereby agrees to retain Marino to provide ESWW with consulting services consisting of managerial services, advising on production, distribution, sales and promotion, labour negotiations, contract negotiations, financial services, and such other consulting services as ESWW and Marino may from time to time agree upon, (the "Services") and Marino hereby agrees to provide such Services to ESWW.

1.2 Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to three years from the date hereof, subject to earlier termination as hereinafter provided, with the said term being capable of extension by mutual written agreement of the parties hereto.




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1.3  Provision of Services. The Services to be provided hereunder to
ESWW by Marino shall be provided by Marino personally. Marino shall devote his full time and attention to managing the affairs of ESWW. It is agreed and acknowledged that Marino may from time to time provide services to other persons, firms and corporations, provided that Marino shall at no time while this agreement remains in force provide ongoing managerial services to any competitor of ESWW that is not an affiliate of ESWW.

1.4 Board Policy and Instructions. Marino covenants with ESWW that he will act in accordance with any policy of and carry out all reasonable instructions of the board of directors of ESWW. Marino acknowledges that such policies and instructions may limit, restrict or remove any power or discretion which might otherwise have been exercised by Marino.

1.5 Remuneration. In consideration for the services rendered by Marino hereunder, ESWW shall pay to Marino a consulting fee of US$75,000 per year, which shall be paid in arrears in equal monthly installments on the first day of each month.

1.6 Employee Stock Option Scheme. ESWW shall enroll Marino into its employee stock option scheme pursuant to Regulation S-8. Under such plan, Marino shall be issued 500,000 ESWW share options at $.01 per share in the first year of the term of this Consulting Agreement as follows:

(a)  250,000 share options on or before March 31, 2001; and
(b) 250,000 share options between July 1, 2001 and March 31, 2002, at the date reasonably requested by Marino.

     The ESWW shares into which the employee stock options are exercisable shall be unrestricted shares and the options will be exercisable on or before the earlier of one day before any change of control of ESWW or September 30, 2002.

1.7 Additional Share Options. If the shares of ESWW have not reached a value of $4 per share at any time on or before December 31, 2001, Marino shall have the option to request the following number of additional share options from ESWW pursuant to the employee stock option scheme exercisable at $.01 per share on or before the earlier of one day before any change of control of ESWW or September 30, 2002:

     (a) if the ESWW share value reaches between $3.50 and $3.99 per share on or before December 31, 2001, Marino may request 250,000 additional options; or
     (b) if the ESWW share value does not reach $3.50 per share on or before December 31, 2001, Marino may request $500,000 additional options.





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                      ARTICLE TWO -- COVENANTS

2.1 No Delegation of Services. Marino covenants and agrees with ESWW that he shall not delegate performance of the Services to anyone without the prior written consent of ESWW.

2.2 Provision of Amenities. ESWW covenants and agrees with Marino to provide, for the use of Marino, a reasonably furnished office, and administrative and reception services at the offices of ESWW.


        ARTICLE THREE -- CONFIDENTIALITY AND NON-COMPETITION

3.1 Confidential Information. Marino covenants and agrees that he shall not disclose to anyone any confidential information with respect to the business or affairs of ESWW except as may be necessary or desirable to further the business interests of ESWW. This obligation shall survive the expiry or termination of this Agreement.

3.2 Return of Property. Upon expiry or termination of this Agreement Marino shall return to ESWW any property, documentation, or confidential information which is the property of ESWW.

3.3 Promotion of Corporation's Interests. Marino shall and will faithfully serve and use his best efforts to promote the interests of ESWW, shall not use any information he may acquire with respect to the business and affairs of ESWW or its affiliates for his own purposes or for any purposes other than those of ESWW or its affiliates.

3.4 Non-Competition. In consideration for the remuneration paid to Marino hereunder, Marino expressly agrees that he will not, during the term of this Agreement or for two (2) years thereafter, either individually or in partnership or jointly or in conjunction with any other person or persons, firm or association, syndicate, company or corporation as principal, agent, shareholder or in any manner whatsoever, directly or indirectly carry on or be engaged in or connected with or interested in a business competitive to that carried on by ESWW in any geographic location in which ESWW carries on business.

3.5 Non-Solicitation. For the term of this Consulting Agreement and for a period of two (2) years thereafter, Marino will not, either directly or indirectly, through any individual, person or entity, induce or attempt to induce, or aid, assist or abet any other party or individual, person or entity in inducing or attempting to induce, any employee, consultant or agent of ESWW who is or was associated with ESWW at any time during Marino's term as a consultant with ESWW to alter or terminate his or her employment or other relationship with ESWW.





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3.6  Reasonableness and Survival.  The parties acknowledge and agree that the restrictions contained herein are reasonable in the circumstances and hereby waive all defences to the strict enforcement thereof. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not affect or be deemed to effect or impair the validity of any other covenant or provision hereof. The parties further agree that this Article shall survive the expiration or termination of this Agreement.


                    ARTICLE FOUR -- TERMINATION

4.1 Termination by Mutual Consent. The parties may terminate the consulting arrangement provided for herein by mutual consent in writing.

4.2 Termination for Cause. In addition and without limiting or otherwise affecting any other remedies which ESWW may have hereunder or applicable law, ESWW may terminate the services of Marino for cause without notice or payment in lieu of notice thereof. For purposes of this section "cause" shall mean:

     (a) failure of Marino to perform his duties or to make himself available to ESWW in a manner consistent with his responsibilities;

     (b) any violation of a material provision of this Agreement detrimental to ESWW; or

     (c) the conviction of Marino for any crime which, in ESWW's opinion, would negatively impact on ESWW.


                      ARTICLE FIVE -- CAPACITY

5.1 Capacity of Consultant. It is acknowledged by the parties hereto that Marino is being retained by ESWW in the capacity of independent contractor and not as an employee of ESWW. Marino and ESWW acknowledge and agree that this Agreement does not create a partnership or joint venture between them. Accordingly, Marino shall be responsible for payment of all taxes and remittances arising out of the Services and remuneration provided for herein. In no way is Marino authorized to bind ESWW and under no circumstances shall ESWW be liable for any act, omission or obligations of Marino.


             ARTICLE SIX -- GENERAL CONTRACT PROVISIONS

6.1 Remedies. Marino acknowledges and agrees that the covenants and undertakings contained in this Agreement relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of Article Three hereof will cause irreparable injury to ESWW and ESWW's business, and that the amount of such injury will be difficult, if not impossible, to estimate or determine

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and cannot be adequately compensated by monetary damages.  Therefore,
Marino acknowledges that ESWW shall be entitled, in addition to all other rights and remedies available under this Agreement and applicable law, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining a violation or threatened violation of any such terms by Marino or by other persons as the court shall order.
If Marino violates Article Three, Marino shall reimburse ESWW for its actual costs, expenses and solicitor's fees in any type of legal proceeding brought by ESWW to enforce its rights under such Article and such remedy shall be in addition to any other remedies available under this Agreement and applicable law.

6.2 Further Assurances. All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

     (a)  To ESWW at:    Unit #3, 250  Shields Court, Markham,
          Ontario L3R 9W7
          Facsimile: 905-947-9924

     (b)  To Marino at:  6130 Stoney Hill Road, New Hope,
          Pennsylvania, 18938
          Facsimile: 215-362-2350

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

     All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

6.3 Additional Conditions. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

6.4 Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.



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6.5  Time of the Essence. Time shall be of the essence of this
Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.6 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

6.7 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective legal personal representatives, heirs, executors, administrators or successors.

6.8 Assignment. This Agreement is personal to Marino and may not be assigned by Marino.

6.9 Independent Legal Advice. Marino acknowledges that he has obtained or has had an opportunity to obtain independent legal advice in connection with this Agreement and further acknowledges that he has read, understands and agrees to be bound by all of the terms and conditions contained here.

6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Commonwealth.

6.11 Gender. In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

6.12 Severability. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

6.13 Transmission by Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

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     IN WITNESS WHEREOF the parties have duly executed this
Consulting Agreement this  11th day of January, 2001.

SIGNED,
SEALED AND DELIVERED          )
in the presence of            )
                              )
                              )
                              )
R. H. Pratt                   )    /s/ Robert Marino
Witness                       )    ROBERT MARINO


                                   ENVIRONMENTAL SOLUTIONS
                                   WORLDWIDE INC.

                                   Per: /s/ Bengt Odner
                                        Duly Authorized Officer